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                                   CHIREX INC.

                              CONSULTING AGREEMENT
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     THIS CONSULTING AGREEMENT (the "Agreement"), made as of this 17th day of
October, 1996, is entered into by CHIREX INC., a Delaware corporation with its principal offices at 65 William Street, Wellesley, MA 02181 (the "Company") and Dr. Robert L. Bratzler, with an address at 13 Blueberry Lane, Concord, Massachusetts 01742 (the "Consultant").

                                  INTRODUCTION
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     The Company desires to retain the services of the Consultant as a consultant to the Company and the Consultant desires to serve as a consultant to the Company. Accordingly, the parties agree as follows:

     1. SERVICES. The Consultant agrees to use reasonable efforts to perform such consulting, advisory and related services (collectively, the "Services") for the Company as may be reasonably requested from time to time by the Company, including primarily Services pertaining to (i) the Company's patents and intellectual property rights and the Company's relationship with Sepracor Inc.,
(ii) the activities of the Company's Scientific Advisory Board ("SAB") and the Company's relationship with the members of the SAB and (iii) the Company's paclitaxel business and its relationship with Dabur; PROVIDED, HOWEVER, that the Consultant shall not be required to provide Services which, in his good faith judgment, would unduly interfere with any full-time employment situation he may obtain. If the Consultant has a conflict of interest, or potential conflict of interest, with respect to any matter presented to him in his consulting capacity, he shall excuse himself from the consultation of such matter and in so doing shall not be deemed in default hereunder. The delivery by the Consultant of the Services hereunder shall be at such times and at such locations as the Consultant and the Company may agree from time to time.

     2. TERM. This Agreement shall be effective as of the date first above written and shall continue until April 17, 1998, unless extended by mutual written consent or sooner terminated as provided below (the "Consultation Period"). This Agreement shall terminate, and the Company's



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obligations hereunder shall cease as of such time and the Company shall be under no further obligation to make any additional payments under this Agreement to the Consultant, if (i) the Consultant exercises his power to terminate the Consultation Period upon 60 days' prior to written notice to the Company, or
(ii) the Consultant fails to perform the Services pursuant to Section 1 hereof for any reason other than his death or disability; PROVIDED, HOWEVER, that the terms of Sections 4 and 7 shall not terminate but shall remain in full force and effect. In the event of such termination, the Consultant shall be entitled to payment for services performed and expenses paid or incurred prior to the effective date of termination. In the event that the Consultant should die or become disabled prior to the end of the Consultation Period, the Company's obligations hereunder shall not cease, and shall remain in full force and effect (with all remaining payments continuing to be made to the legal representative of the Consultant's estate) until the end of the Consultation Period regardless of the fact that no further services will be rendered hereunder.

     3. COMPENSATION. The Company shall pay the Consultant a monthly retainer of $19,583.33, payable on the 17th day of each month commencing November 17, 1996. The Company shall reimburse the Consultant for all reasonable and necessary expenses incurred or paid by the Consultant, after having obtained the prior approval of the Company, in connection with, or related to, the performance of Services hereunder within 30 days after receipt of an itemization and documentation of such expenses.

     4. Proprietary Information; Inventions.
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     4.1 PROPRIETARY INFORMATION. The Consultant acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his service to the Company he will have access to and contact with Proprietary Information (as defined in this Section 4.1). The Consultant agrees that he will not, at any time, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information or Inventions (as defined in Section 4.2 below). For purposes of this Agreement, Proprietary Information shall mean all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company or any third party, including, without limitation, any Invention, formula, trade secret, process, research, report, technical data, know-how, technology and marketing or




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business plan, that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of his performing consulting services to the Company hereunder. The Consultant's obligations under this Section 4.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant of the terms of this Section 4.1, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, (iii) is in the Consultant's possession at the time of disclosure otherwise than as a result of a prior disclosure by the Company to the Consultant or (iv) is disclosed to the Consultant by a third party not under an obligation of confidentiality to the Company with respect thereto. The Consultant represents that his retention as a consultant with the Company and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

     4.2 INVENTIONS. All inventions, discoveries, technology, designs, innovations and improvements related to the business of the Company which are made, conceived or reduced to practice by the Consultant, solely or jointly with others, during the Consultation Period which arise directly from information and discussions presented to the Consultant or which are provided to the Company or while providing consulting services to the Company (collectively, the "Inventions") shall be the sole property of the Company. The Consultant hereby assigns to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of the Company as his duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. Upon the request of the Company and at the Company's expense, the Consultant shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention.




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     5. INDEPENDENT CONTRACTOR STATUS. The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner and shall not hold himself out to any party as an employee of the Company. The Consultant shall bear full responsibility for all taxes owing on the compensation payable hereunder, and the Consultant acknowledges that the Company shall not withhold any taxes on such compensation unless otherwise required by law.

     6. CONSENT TO USE OF NAME. The Consultant hereby consents to the use of his name by the Company, as required, in connection with any previous, current or future offering and ongoing registration of securities of the Company, including, but not limited to, any registration statement, prospectus or other document filed with the Securities and Exchange Commission, any state securities commission, the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market.

     7. MISCELLANEOUS. This Agreement and Settlement Agreement of even date herewith constitute the entire agreement between the parties and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof and thereof. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts. The Consultant agrees that a breach of any of the restrictions set forth in this Agreement would cause the Company irreparable injury and damage, and that, in the event of any breach or threatened breach, the Company, in addition to all other rights and remedies at law or in equity, shall have the right to enforce the specific performance of such restrictions and to apply for injunctive relief against their violation. The invalidity or unenforceability of any provision hereof (or portion thereof) shall not affect the validity or enforceability of any other provision hereof, and if any such provision (or portion thereof) is so broad as to be unenforceable, it shall be interpreted to be only as broad as is enforceable. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and

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assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets of business; PROVIDED, HOWEVER, that the obligations of the Consultant are personal and shall not be assigned by him. Any notice or other communication hereunder to either party shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by registered mail, return receipt requested, postage prepaid, addressed to the party as its respective address appears in this Agreement. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but each of which together will constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

CHIREX INC.                            DR. ROBERT L. BRATZLER

By: /s/ Alan R. Clark                     /s/ Robert L.Bratzler
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Name:
Title: C.E.O.